EXHIBIT 99.1

Brookfield Capital Partners Ltd.
Brookfield Place
181 Bay Street, Suite 300
Toronto, Ontario M5J 2T3

April 29, 2015

Board of Directors
GrafTech International Ltd.
Suite 300 Park Center I
6100 Oak Tree Boulevard
Independence, Ohio 44131

Re: Strategic Investment in GrafTech International Ltd.

Gentlemen:

Since our letter dated March 18, 2015 to the Board of Directors (the “Board”) of GrafTech International Ltd. ("GrafTech" or the "Company") and with the cooperation and support of your team, we have invested substantial time and resources conducting a comprehensive due diligence investigation of the Company and its business and prospects towards a potential investment in or transaction with the Company. Our due diligence is now complete.

Brookfield Capital Partners Ltd. ("Brookfield" or “we”) is pleased to advise you that our diligence efforts have confirmed our view on value, our confidence in GrafTech's management team and our conviction that, although not without some risk, GrafTech's business plan is the right long-term strategy for the Company and its stockholders. We believe that Brookfield, as a well-capitalized, knowledgeable and experienced partner, can help GrafTech successfully implement its business plan and assure the Company's long-term prospects. Accordingly, Brookfield hereby proposes to purchase US$150 million of 7% convertible preferred shares (the "Preferred Share Purchase") of GrafTech pursuant to the terms set forth in Exhibit A attached hereto. We understand that the Board has unanimously approved this letter of intent (this "Letter"). We are also proposing a tender offer for up to 100% of the Company's outstanding common stock (the “Tender Offer”) pursuant to a separate letter of intent between the Company and Brookfield (the “Tender Offer Letter”).

In consideration of the mutual covenants and agreements contained in this Letter and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Brookfield and GrafTech (collectively, the “Parties” and each, a “Party”) agree as follows:

1.    Preferred Share Purchase Definitive Documentation.

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(a)    Preferred Share Purchase. Each of the Parties hereby agrees to use its commercially reasonable best efforts to prepare and negotiate all definitive documents, reasonably and in good faith, for the Preferred Share Purchase, in accordance with the terms set forth in Exhibit A within 30 days after execution hereof.

(b)    The Company is not aware of any material information regarding the Company or its prospects that it has not previously disclosed, either to the public or to Brookfield (subject to the Confidentiality Agreement between Brookfield and GrafTech dated as of March 20, 2015), or that it will disclose concurrently with the public disclosure of this Letter that would cause it to reconsider its interest in pursuing the Preferred Share Purchase or the terms or conditions thereof. Brookfield is not aware of any material information, including the information regarding management, results and outlook and the consequences of the transactions contemplated by the Preferred Share Purchase in relation to a change of control for purposes of equity and benefit plans, credit facilities, senior notes and senior subordinated notes, that would cause it to reconsider its interest in pursuing the Preferred Share Purchase or the terms or conditions thereof.

2.    Specific Performance. Each Party acknowledges that money damages for a breach of this Letter may be incalculable, that such a breach may cause irreparable harm to the other Party and that remedies at law may be inadequate or insufficient to protect the other Party against any such breach or any threatened breach of this Letter. Each Party agrees to the granting of injunctive relief in favor of the other Party in the event of any such breach or threatened breach without proof of actual damages and without the requirement of posting bond or other security. Such relief shall not be the exclusive remedy for such breach or threatened breach, but shall be in addition to all other rights and remedies available at law, in equity or otherwise to the other Party. In the event of litigation relating to this Letter wherein a court of competent jurisdiction determines in a final, non-appealable order that this Letter has been breached by a Party, then such Party will reimburse the other Party for all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) incurred in connection with such litigation.

3.    Conditions to the Preferred Share Purchase.

(a)    In addition to the other terms and conditions set forth in this Letter and Exhibit A, consummation of the Preferred Share Purchase will be subject to execution and delivery of definitive agreements that are mutually acceptable to Brookfield and the Board and the satisfaction or waiver of any conditions set forth therein.

(b)    The Parties agree that consummation of the Preferred Share Purchase will not be subject to any financing condition.

4.    Exclusivity and No Shop.

(a)    For so long as this Letter shall remain in effect, GrafTech shall not, and shall cause each of its subsidiaries and its and their Representatives (as defined in the

Confidentiality Agreement (as defined below)) not to, directly or indirectly (i) solicit, initiate, encourage, induce, or facilitate any inquiries, offers or the making or announcement of any proposal or other action designed to facilitate any inquiries or proposals that constitutes or may reasonably be expected to lead to a Competing Proposal, (ii) furnish any information regarding GrafTech or any of its subsidiaries or provide any access to the properties, books and records of GrafTech or its subsidiaries to any person in connection with or in response to a Competing Proposal or an inquiry or indication of interest that may reasonably be expected to lead to a Competing Proposal, (iii) initiate, engage or participate in discussions with respect thereto (except for the limited purposes of notifying such person of the existence of the provisions of this Section 4(a)), or (iv) approve, endorse, or recommend, or enter into any agreement, arrangement or understanding with respect to any Competing Proposal (including any confidentiality agreement, letter of intent, letter of interest, term sheet, agreement in principle, memorandum of understanding, merger agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement (whether binding or not) constituting or related to or intended to, or that may reasonably be expected to lead to, a Competing Proposal, or that is intended or that may reasonably be expected to result in the abandonment, termination or failure to consummate the Preferred Share Purchase. Without limiting the generality of the foregoing, GrafTech acknowledges and agrees that the violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of GrafTech or any of its subsidiaries, whether or not such Representative is purporting to act on behalf of GrafTech or any of its subsidiaries, shall be deemed to constitute a breach of this Section 4 by GrafTech.

(b)    For so long as this Letter shall remain in effect, GrafTech shall notify Brookfield promptly (but in no event later than twenty-four (24) hours) after receipt of (i) any inquiry or indication of interest relating to a Competing Proposal, (ii) a Competing Proposal (including or any modification of or an amendment to any Competing Proposal) or (iii) any request for nonpublic information relating to GrafTech or any of its subsidiaries (including access to the properties, books or records of GrafTech or any of its subsidiaries) by any person that has made, or to the knowledge of GrafTech, may be considering making, a Competing Proposal. Such notice to Brookfield shall be made orally and in writing, and shall indicate the identity of the person submitting any of the foregoing and the terms of any such Competing Proposal (or modification or amendment), inquiry, indication or request. GrafTech shall keep Brookfield fully informed on a current basis of any additional information requested of GrafTech and any changes in the status and any changes or modifications in the terms of any such Competing Proposal, inquiry, indication or request.

(c)    For so long as this Letter shall remain in effect, GrafTech shall and shall cause its subsidiaries to, and shall instruct and cause its Representatives to, immediately cease and terminate any existing activities, discussions or negotiations with any person (other than Brookfield) conducted prior to the date of this Letter with respect to a Competing Proposal.

(d)    For so long as this Letter shall remain in effect, GrafTech shall not, and shall cause its subsidiaries not to, (i) release any person from, and agrees to use reasonable efforts to enforce, the confidentiality, standstill, non-solicitation or similar provisions of any agreement to which GrafTech or any of its subsidiaries is a party with respect to a Competing Proposal that remains in effect as of the date of this Letter and (ii) shall immediately take all steps necessary to terminate any approval that may have been given prior to the date of this Letter under any such provisions authorizing any person to make a Competing Proposal.

(d)    For purposes of this Letter, “Competing Proposal” means any proposal, offer, indication of interest or inquiry from any person or group for, whether in one transaction or a series of related transactions, or relating to any (a) merger, consolidation, share exchange or business combination involving more than 10% of the total voting power of any class of the capital stock of GrafTech, (b) sale, lease, exchange, mortgage, transfer or other disposition, directly or indirectly, by merger, consolidation, combination, reorganization, share exchange or any similar transaction, of any assets of GrafTech and its subsidiaries representing 10% or more of the consolidated assets of GrafTech and its subsidiaries (including equity securities of the subsidiaries), measured either by book value or fair market value, (c) issuance, sale or other disposition by GrafTech of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the votes associated with the outstanding voting of any class of equity securities of GrafTech, (d) tender offer or exchange offer in which any person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 10% or more of the outstanding GrafTech common stock or any class of equity securities of GrafTech, (e) recapitalization, liquidation, dissolution or other similar type of transaction with respect to GrafTech which would result in any person or group acquiring 10% or more of the fair market value of the assets (including capital stock of the subsidiaries) of GrafTech its subsidiaries taken as a whole (including equity securities of the subsidiaries), (f) any debt or equity financing transaction that would be competitive with or a substitute for the Preferred Share Purchase (including any refinancing of any securities of the Company’s senior subordinated notes) or (g) transaction which is similar in form, substance or purpose to any of the foregoing transactions.

5.    Fees and Expenses. Except as otherwise provided herein, each Party will bear its own fees and expenses (including the fees and expenses of legal counsel, accountants, investment bankers, brokers, or other representatives or consultants) incurred in connection with the transactions contemplated herein.

6.    Confidentiality; Publicity. This Letter and its terms are confidential and subject to the Confidentiality Agreement dated as of March 20, 2015 between the Parties (the “Confidentiality Agreement”). Without limiting the foregoing, neither the Company nor Brookfield will make any public announcement regarding the Preferred Share Purchase or the Tender Offer, or the existence or contents of this Letter or the Tender

Offer Letter, without mutual consent, subject to requirements of law or regulatory bodies. The Parties intend to issue a mutually acceptable press release or press releases to announce the transactions contemplated hereby promptly after the execution and delivery of this Letter.

7.    Conduct of Business; Access to Information. The business and operations of the Company will be conducted in the usual and ordinary course of business in accordance with recent past practices between the date of this Letter and the earlier of the execution of definitive documents contemplated hereby or the termination of this Letter in accordance with Section 8 hereof. Following the execution of this Letter, the Company and its Representatives will provide Brookfield and its Representatives with reasonable access, based on mutual agreement, and during normal business hours, to the properties, personnel (including appropriate management and outside accountants and attorneys), and financial, legal, accounting, tax, and other data and information relating to the business, operations, and properties of the Company.

8.    Termination.

(a)    This Letter may be terminated (i) at any time, by the mutual agreement of the Parties, (ii) by issuance of two (2) days written notice by either Party to the other Party at any time after the 30th day after the date hereof or (iii) by Brookfield if the Company shall have breached in any material respect any covenant, obligation or agreement set forth in Section 4 hereto.

(b)    This Letter shall terminate and be of no further force or effect 90 days from the date hereof.

(c)    Termination shall not affect liability for breach prior thereto.

(d)    The Company shall pay to Brookfield a fee of $7,500,000 (the “Termination Fee”) if Brookfield terminates this Letter pursuant to Section 8(a)(iii) and within 12 months of such termination the Company enters into an agreement with a person or group of persons (other than Brookfield) with respect to a Competing Proposal that is subsequently consummated.  For the avoidance of doubt, if this Letter is terminated (A) by either the Company or Brookfield pursuant to Section 8(a)(ii) or (B) pursuant to Section 8(b), at any time at which Brookfield would have been permitted to terminate this Letter pursuant to Section 8(a)(iii), this Letter will be deemed terminated pursuant to Section 8(a)(iii) for purposes of this Section.  The Termination Fee payable pursuant to this Section 8 shall be paid by wire transfer of same-day funds on the date of consummation of the Competing Proposal. For the avoidance of doubt, the Termination Fee shall be subject to an aggregate cap of $7,500,000 under this Letter and the Tender Offer Letter.

(e)    The Company shall reimburse Brookfield for its reasonable, out-of-pocket fees and expenses (including the reasonable fees and expenses of legal counsel, accountants, investment bankers, brokers, or other representatives or consultants) up to

$500,000 (the “Expense Reimbursement”) incurred in connection with the transactions contemplated herein if Brookfield terminates this Letter pursuant to Section 8(a)(iii). The Expense Reimbursement payable pursuant to this Section 8(e) shall be paid by wire transfer of same-day funds within three (3) business days of the date of termination. For the avoidance of doubt, the cap on Expense Reimbursement shall be an aggregate cap applicable to any such reimbursement under this Letter, the Tender Offer Letter and the terms set forth on Exhibit A.

9.    Entire Agreement; Counterparts. The Confidentiality Agreement, this Letter and the Preferred Share Purchase Letter contain the entire agreement between the Parties with respect to the subject matter hereof and thereof and cancel and supersede all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by or between the Parties with respect to such subject matter. This Letter may be signed in any number of counterparts, each of which shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Letter shall become effective at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Letter to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both of the Parties. A PDF or facsimile of an original shall be as effective as delivery of such original.

10.    Amendments; Waivers. No addition to, and no cancellation, extension, modification or amendment of, this Letter shall be binding upon a Party unless such addition, cancellation, extension, modification or amendment is set forth in a written instrument which expressly states that it adds to, amends, cancels, extend or modifies this Letter and which is executed and delivered on behalf of each Party by an officer of such Party. No waiver of, or agreement under, any provision hereof shall be binding upon a Party unless it is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of such Party. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

11.    Assignment; Successors; Third Party Beneficiaries. Neither Party will assign any of its rights or delegate any of its duties under this Letter (by merger, consolidation, operation of law or otherwise) without the prior written consent of the other Party. This Letter shall inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment of rights or delegation of duties under this Letter by a Party without the prior written consent of the other Party shall be void. No assignment of rights or delegation of duties hereunder, or other transfer of rights or duties hereunder by merger, consolidation, operation of law or otherwise, shall relieve the assignor, delegator or transferor of its obligations hereunder. This Letter will not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, including, without limitation, stockholders, creditors, employees, officers, directors, members, partners, investors, controlling stockholders, agents or representatives of the Parties. Without limiting the foregoing sentence, Brookfield does not owe any fiduciary duty to GrafTech or its stockholders by reason of this Letter.

12.    Notices. All notices required or permitted to be given pursuant to this Letter shall be given by written notice, shall be transmitted by personal delivery, registered or certified mail (return receipt requested, postage prepaid), internationally recognized courier service, facsimile or email, and shall be addressed to the intended recipient at its address set forth herein or otherwise specifically provided for such purpose. A Party may designate a new address to which such notices shall thereafter be transmitted by giving written notice to that effect to the other Party. Each notice transmitted in the manner described herein shall be deemed to have been: (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the mailing label (if transmitted by courier service), the affidavit of the messenger (if transmitted by personal delivery) or the answerback, call back or email receipt (if transmitted by facsimile or email); or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

13.    Governing Law. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO THE LAWS, RULES OR PRINCIPLES OF SUCH STATE REGARDING CONFLICTS OF LAWS). Each Party, on behalf of itself and its Representatives, agrees that any proceeding arising out of or relating to this Letter or the breach or threatened breach hereof shall be commenced and prosecuted in a court in the State of Delaware, consents and submits to the non-exclusive personal jurisdiction of any court in such State in respect of any such proceeding, consents to service of process upon it with respect to any such proceeding by any means by which notices may be transmitted hereunder or by any other means permitted by applicable laws and rules, waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in such State and any claim that it may now or hereafter have that any such proceeding in any court in such State has been brought in an inconvenient forum and WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

14.    Severability. If any provision hereof shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, by a court of competent jurisdiction under any circumstances for any reason, (i) such holding shall not affect or impair the validity, enforceability or legality of the other provisions of this Letter and (ii) the Parties shall negotiate in good faith so that such provision shall be reformed (and other provisions shall be added) to the minimum extent necessary to cause such provision to become valid, enforceable and legal and to preserve the benefits intended to be afforded thereby.

15.    Non-Binding Nature of Letter of Intent. No party will be bound to consummate any transaction contemplated by this Letter unless and until all parties have executed (in their sole discretion) mutually acceptable definitive agreements. This Letter is only a statement of the parties’ mutual present intention with respect to the transactions contemplated hereby, and it does not purport to address all material matters upon which agreement must be reached in order for the transaction contemplated hereby to be consummated, nor is it intended by the parties to be a binding commitment or agreement or to impose any legal obligations on the parties (except for the provisions of Sections 1, 2, 4, 5, 6, 7 and 8 of this Letter and this Section 15, each of which, upon acceptance of this Letter, will constitute a binding and enforceable agreement among the parties hereto and their successors).

EXHIBIT 99.1

IN WITNESS WHEREOF, this Letter has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first herein above written.

GRAFTECH INTERNATIONAL LTD.

By:            /s/ Joel L. Hawthorne
    Name:    Joel L. Hawthorne
    Title:    Chief Executive Officer and President

[SIGNATURE PAGE TO PREFERRED LOI]

EXHIBIT 99.1

BROOKFIELD CAPITAL PARTNERS LTD.

By:            /s/ David Nowak
    Name:    David Nowak
    Title:    Managing Partner

By:            /s/ Peter Gordon
    Name:    Peter Gordon
    Title:    Managing Partner

[SIGNATURE PAGE TO PREFERRED LOI]

EXHIBIT A

Convertible Preferred Stock Term Sheet

This term sheet, including the exhibits hereto, is subject, in all respects, to the terms and conditions of the Letter of Intent dated April 29, 2015 between GrafTech International Ltd. And Brookfield Capital Partners Ltd. (the “CPS LOI”) to which this term sheet is attached, including the negotiation and execution of definitive agreements.

Parties:	GrafTech International Ltd. (the “Company”). Brookfield Capital Partners Ltd. (“”BCP” and, BCP or an affiliate of BCP, the “Investor”).

Transaction:
The Company and Investor shall enter into an investment agreement (the “Purchase Agreement”), pursuant to which the Company will issue and Investor will purchase 150,000 shares of convertible preferred stock of the Company (“Convertible Preferred Stock”) for $1,000 per share in cash (the “Share Purchase”), on terms and conditions customary for a transaction of this type and consistent with the terms and conditions attached hereto.

Confidentiality:	Nothing herein shall limit the terms and conditions of the Confidentiality Agreement entered into between the Company and the Investor.

Issuance:
The Company will issue and Investor will purchase 150,000 shares of Convertible Preferred Stock at $1,000 per share in cash; [●] shares of Series A Convertible Preferred Stock and [●] shares of Series B Convertible Preferred Stock.

Dividends:
Annual per share dividend at the rate of 7.0% per year prior to any distribution with respect to any of the Company’s stock junior to the Convertible Preferred Stock (“Junior Stock”), due and payable quarterly in arrears in cash. Dividends are cumulative and will accrue until paid. For any additional dividends or distributions in respect of the Common Stock (except in the case of the Series B Convertible Preferred Stock, for dividends paid in Common Stock of the Company), the Convertible Preferred Stock participates with the shares of common stock of the Company (“Common Stock”) on an as-converted basis.

Liquidation Preference:
The liquidation preference of the Convertible Preferred Stock will be $1,000 per share plus all accrued and unpaid dividends thereon, whether or not declared (the “Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Company, the holders of the Convertible Preferred Stock (including the Series B Convertible Preferred Stock) will be entitled to receive, in preference to the holders of Junior Stock, an amount equal to the greater of (i) the Liquidation Preference and (ii) the amount such holders would have received had they converted the Convertible Preferred Stock into shares of Common Stock immediately prior to such transaction. Any remaining proceeds will be allocated among the holders of the Junior Stock.

1 Number of shares to be calculated to be convertible into 19.9% of the Company’s Common Stock as of the time of issuance. Please note that, even so, a customary blocker provision would be included to ensure anti-dilution and other provisions do not inadvertently trip the NYSE shareholder approval requirement as to the Series A Convertible Preferred Stock.
2 Number of shares to be equal to 150,000 minus the number of shares of Series A Convertible Preferred Stock to be issued.
3 The only difference in terms between Series A and Series B Convertible Preferred Stock will be that the Series B Convertible Preferred Stock will not have voting rights and will be convertible into Series A Convertible Preferred Stock upon stockholder approval. The Company will seek stockholder approval of conversion of the Series B Convertible Preferred Stock into Series A Convertible Preferred Stock, and if such stockholder approval is not obtained within 180 days of the date of the Purchase Agreement (subject to extension if the Tender Offer is extended beyond 120 days of such date), at Investor’s option, the Company shall redeem the Series B Convertible Preferred Stock for an amount equal to the greater of (a) the Liquidation Preference of the Series B Preferred Stock and (b) (i) the average trading price of the Common Stock for the 20 trading days immediately preceding the redemption multiplied by (ii) the number of shares of Common Stock into which such Series B Preferred Stock would have been convertible had stockholder approval been obtained. If such stockholder approval is obtained, the Series B Preferred Stock will automatically convert into Series A Convertible Preferred Stock.
4 Payments on the Series B Convertible Preferred Stock under clause (ii) under this heading, and under clause (b) of footnote 4, prior to stockholder approval are subject to compliance with NYSE rules.

Conversion:
The holders of the Convertible Preferred Stock will have the right to convert, at the option of the holder at any time, shares of the Convertible Preferred Stock into shares of Common Stock. The total number of shares of Common Stock into which the Convertible Preferred Stock may be converted initially will be determined by dividing (a) the aggregate Liquidation Preference by (b) the Conversion Price (as defined below).

The initial “Conversion Price” shall be $5.00.

Selling Restrictions:
Neither the Investor nor Holders (as defined below) will be permitted to sell or transfer any of the Convertible Preferred Stock to any competitor or key supplier or vendor specified in advance by the Company on Annex 1 to Exhibit A.

Preemptive Rights:
For so long as the Investor owns 25% or more of the original Convertible Preferred Stock, in order to enable the Investor to maintain its proportionate equity ownership interest, the Investor shall have preemptive rights with respect to all equity offerings, including, without limitation, sales or issuances of Common Stock or equivalents, common equity-linked securities and securities convertible into or exercisable or exchangeable for Common Stock, other than: stock dividends; stock splits or subdivisions; reclassifications, redomestications and similar transactions (except to the extent that new capital is raised in connection therewith); equity kickers to bona fide lenders; issuances in respect of any equity incentive, stock option, restricted stock or similar plan approved by the Board of Directors; issuances in respect of acquisitions; issuances in respect of any shareholder rights plan; or issuances in respect of conversion of the Convertible Preferred Stock. Any offer and sale of securities pursuant to such right will be made on the same terms and conditions (including timing and accredited investor status) as offered to third parties (except that voting and other rights of such securities, or actual issuance of such securities to the Investor, may be restricted to comply with NYSE shareholder approval requirements and, if in the opinion or the underwriter or placement agent for the offering, the inability of the Investor to purchase such securities at the same time as the other offerees would adversely affect the offering, then such securities will not be subject to such preemptive rights (an “underwriters’ cutback”)). The percentage of securities offered that are subject to such right will be based on the outstanding shares of Common Stock (including the Common Stock underlying the Convertible Preferred Stock). Such pre-emptive right shall not be time limited. If preemptive rights are not exercised in connection with any offering to which they apply (other than due to an underwriters’ cutback), then such rights shall terminate with respect to such offering only.

Anti-Dilution:
The terms of the Convertible Preferred Stock will include customary anti-dilution protections as set forth below.

The Conversion Price (and the number of shares for which the Convertible Preferred Stock may be converted (the “Conversion Shares”)) will be adjusted upon:
•    stock split or subdivision of the Common Stock (in which case the number of Conversion Shares will be increased proportionately and the Conversion Price decreased proportionately);
•    reverse stock split or consolidation of the Common Stock (in which case the number of Conversion Shares will be decreased proportionately and the Conversion Price increased proportionately);
•    reclassification of the Common Stock (i.e., an event where the Company’s common stock is changed into another type or class/classes of capital stock typically pursuant to corporate action, e.g. amending the Company’s capitalization in its charter) (in which case the holder of Convertible Preferred Stock will get the right to convert its Convertible Preferred Stock into the amount and type of capital stock it would have received had it converted its Convertible Preferred Stock prior to the change; Conversion Price is changed accordingly);
•    except to the extent of dividends which are paid on the Convertible Preferred Stock under the heading “Dividends” above, common stock dividends on the Common Stock (in which case the number of Conversion Shares will be increased to a number of shares equal to the number of shares which a holder of the Convertible Preferred Stock would have after the dividend is paid if had it converted its Convertible Preferred Stock prior to the dividend and the Conversion Price is reduced proportionately); and
•    consolidation, merger or sale of assets (in which case the holder of the Convertible Preferred Stock will get the right to convert its Convertible Preferred Stock into the amount and type of consideration it would have received had it converted its Convertible Preferred Stock prior to the change; Conversion Price remains the same).

Change of Control:
Upon a change of control, each holder of Convertible Preferred Stock shall have the right to require the Company to repurchase the Convertible Preferred Stock at a redemption price equal to the Fair Value in cash; provided, that (i) if within two years after the date of issuance thereof, the Investor or a Holder initiates a change of control process, and a change of control occurs during such two-year period, the redemption price will be equal to the Fair Value, as calculated in accordance with Annex 2 to this Exhibit A, less 75% of the Fair Value Top-Up Payment in Change of Control, irrespective of the acquiring party and (ii) notwithstanding clause (i), if the Investor initiates the Tender Offer contemplated by Exhibit B, upon a change of control in connection with that process during the Go-Shop Period or the Go-Shop Extension, where the Investor is not the acquiring party, the redemption price will be equal to the amount such holders would have received had they converted the Convertible Preferred Stock into shares of Common Stock immediately prior to such transaction.

The “Fair Value” of each share of Convertible Preferred Stock shall be equal to the Black Scholes value calculated in accordance with Annex 2 to this Exhibit A.

Change of control shall mean an ownership change greater or equal to 35% (without taking into account the Convertible Preferred Stock).

Company Redemption:
After Year 4, if the daily VWAP of Company’s Common Stock has been at least 175.0% of the Conversion Price for at least 40 trading days during a period of 60 consecutive trading days, the Company may elect, by delivery of no less than 30 days’ advance written notice to the Investor (during which advance notice period Investor shall be free to convert its Convertible Preferred Stock), to redeem all or a portion of the Convertible Preferred Stock at a redemption price equal to the Liquidation Preference.

After the end of Year 7, the Company may elect, by delivery of no less than 30 days’ advance written notice to the Investor (during which advance notice period Investor shall be free to convert its Convertible Preferred Stock), redeem all or a portion of the outstanding Convertible Preferred Stock (including the Series B Convertible Preferred Stock) at a redemption price equal to the Liquidation Preference.

Mandatory Redemption:
For a period (the “Put Period”) of six months beginning at the end of Year 7 (the “Initial Put Date”), each holder of Convertible Preferred Stock (including the Series B Convertible Preferred Stock) shall have the right to require the Company to repurchase such Convertible Preferred Stock at a redemption price equal to the Liquidation Preference. The Company shall provide written notice of the Initial Put Date to each holder of such Convertible Preferred Stock not more than 30 days in advance of such date (the “Put Notice Date”); provided that, if the Company fails to provide notice on or during such 30 day period in advance of the Put Notice Date, the Put Period will not expire until the later of six months after the Company provides such notice and six months after the Initial Put Date.

Registration Rights:
Investor will be entitled to customary demand, piggyback and shelf registration rights with respect to the shares of Common Stock underlying the Convertible Preferred Stock (which may be exercised prior to conversion).

Representations & Warranties:	Customary representations and warranties of Investor and the Company.

Voting Rights:
Except as otherwise required by law, the Convertible Preferred Stock (excluding the Series B Convertible Preferred Stock) shall vote (i) as a class (A) on matters adversely affecting Convertible Preferred Stock and (B) in the election of the Preferred Directors, (ii) together with the holders of Common Stock, as a single class, upon any matter submitted (subject to the limitations in the next sentence with respect to the election of directors) to the stockholders for a vote and shall have that number of votes per share as is equal to the number of whole shares of Common Stock into which each such share of Convertible Preferred Stock held by such holder could be converted on the record date established for such purpose. Pursuant to the Transaction Agreement for the Tender Offer and/or a Stockholders Agreement for the Share Purchase, it is expected that the Investor shall be entitled to representation on the Board (including the Preferred Directors) under certain circumstances that is proportional to the Investor's fully diluted ownership of Common Stock and, only as necessary to give effect thereto, the Convertible Preferred Stock (excluding the Series B Convertible Preferred Stock) shall vote together with the holders of Common Stock, as a single class, for the election of directors (and shall have the same number of votes in connection therewith as is described above).

Except as otherwise required by law, the Series B Convertible Preferred Stock shall vote as a class on matters adversely affecting such Convertible Preferred Stock.

Protective Provisions:
For so long as 25% of the original Convertible Preferred Stock (excluding the Series B Convertible Preferred Stock, but including (with respect to increases of the size of the board only) any shares of Common Stock issued upon conversion) remains outstanding, without the written consent of the holders of a majority of the Series A Convertible Preferred Stock, the Company will not (and, where applicable, will not permit any of its subsidiaries to), among other things:
•    amend or modify the charter or by-laws of the Company in any manner that adversely affects the rights, preferences or privileges of the holders of such Convertible Preferred Stock (including any such amendment effected by reason of or in connection with any merger or consolidation involving the Company);
•    authorize or issue any shares of stock ranking senior to or in parity with such Convertible Preferred Stock with respect to the payment of dividends, distributions upon liquidation, redemption or any other rights, subject to certain exceptions; or
•    increase the size of the board of directors of the Company in excess of 11.

For so long as 50% of the original Series B Convertible Preferred Stock remains outstanding, without the written consent of the holders of a majority of the Series A and B Convertible Preferred Stock, the Company will not (and, where applicable, will not permit any of its subsidiaries to), among other things:
•    amend or modify the charter or by-laws of the Company in any manner that adversely affects the rights, preferences or privileges of the holders of such Convertible Preferred Stock (including any such amendment effected by reason of or in connection with any merger or consolidation involving the Company); or
•    authorize or issue any shares of stock ranking senior to or in parity with such Convertible Preferred Stock with respect to the payment of dividends, distributions upon liquidation, redemption or any other rights, subject to certain exceptions.

Conditions to the Share Purchase:
Customary closing conditions, including:
•    The waiting period under the HSR Act necessary for the acquisition of the Convertible Preferred Stock shall have expired or been earlier terminated and any other required regulatory approvals shall have been received;
•    Reimbursement of documented out-of-pocket, third-party costs related to the purchase of the Convertible Preferred Stock (capped at $500,000); and
•    Other customary closing conditions.

Board of Directors:
For so long as the Investor, or one or more permitted transferees of Investor approved by the Company’s board of directors, such approval not to be unreasonably withheld (the Investor and each such transferee, a “Holder”), holds a percentage of Convertible Preferred Stock (excluding the Series B Convertible Preferred Stock, but including Common Stock acquired as a result of conversion of Series A Convertible Preferred Stock) that represents:

•    75% or more of the originally issued shares of such Convertible Preferred Stock (or the shares of Common Stock issuable upon conversion), such Holders will have the right to designate 2 directors to the Company’s board of directors (each, a “Preferred Stock Director”);
•    25% or more (but less than 75%) of the originally issued shares of such Convertible Preferred Stock (or the shares of Common Stock issuable upon conversion), such Holders will have the right to designate 1 director to the Company’s board of directors; or
•    less than 25% (more than 0%) of the originally issued shares of Convertible Preferred Stock (or the shares of Common Stock issuable upon conversion), such Holders will have the right to appoint an observer (approved by the Company’s board of directors, which approval shall not be unreasonably withheld) to the Company’s board of directors, subject to confidentiality and other customary terms.

At least one Preferred Stock Director shall be appointed as members of committees of the board (including the Nominating and Governance Committee and Compensation Committee, but excluding the special committee formed to handle the 2015 annual meeting of stockholders unless the Tender Offer proposal is terminated by the parties), subject to compliance with NYSE rules regarding qualification. The Company shall be prohibited from making a general delegation of the powers of the board to any committee that does not have a Preferred Stock Director as member, except in relation to review or approval of transactions or matters involving conflicts of interest with a Holder. The definitive documents shall include all relevant provisions relating to Investor’s right to designate such directors in its sole discretion, subject to NYSE requirements and the board’s currently published director qualifications.

If a Preferred Stock Director or observer appointed by the Holders is removed, resigns or otherwise ceases to be a director of the Company for any reason, such Holders shall be entitled to appoint his or her replacement.

Publicity:
Unless otherwise required by applicable law, neither the Investor nor the Company shall make any public statement, release or announcement regarding this Preliminary Term Sheet, the Share Purchase or the Tender Offer without the prior written consent of the other party.

Annex 1
Restricted Transferees

Energoprom Group
Graphite India Limited
Electrocarbon S.A. (also known as Slatina)
HEG Limited
Henan Sanli Carbon Products Co., Ltd.
Hunan Yinguang Carbon Co., Ltd.
Xuzhou Jiang Long Carbon Co., Ltd.
Jinneng Datong Carbon Co., Ltd.
Kaifeng Carbon Company Limited
Hebei Shuntian Electrode Co. Ltd, fka (Laishui Long Great Wall Electrode Co., Ltd.)
Fangda Group (Fushun, Chengdu, Hefei and Lanzhou)
Liaoyang Carbon Co., Ltd.
Liaoyang Shoushan Carbon Factory
Linyi County Lubei Carbon Co., Ltd.
Linzhou Electrical Carbon Co., Ltd
Linzhou Hongqiqu Electrical Carbon Co., Ltd.
Nantong Yangzi Carbon Co., Ltd. (also known as Nantong River-East Carbon Joint Stock Co., Ltd.)
Nippon Carbon Company, Co., Ltd.
SEC Carbon Limited
SGL Group
Shandong Basan Carbon Co., Ltd.
Shijiazhuang Huanan Carbon Factory
Showa Denko K.K.
Sinosteel Carbon Co., Ltd. (Jilin, Songjiang)
Showa Denko Sichuan Carbon Co., Ltd.
Superior Graphite
Tokai Carbon Co., Ltd.
Ukrainian Graphite Pubjsc (also known as Ukrainsky Grafit Company)
Henglongjiang Xinyuan Carbon Co., Ltd.
Pingdingshan Sanji Carbon Co., Ltd.
Dandong Xinxing Carbon Co., Ltd.
Neimeng Xinghe Xingyong Carbon
Fushun Jinli Petrochemical Co., Ltd.
Linghai Hongfeng Carbon Co., Ltd.
Shanxi Zhiyao Carbon Co., Ltd.
Xinghe Muzi Carbon Co., Ltd.
Xuzhou Jinno Graphite Co., Ltd.
Datong Xincheng Carbon Co., Ltd.
Shanxi Hongte - SGL JV
Xinzhengshi Yudian Carbon Co., Ltd.
Handan Huayuan Carbon Co., Ltd.

Mersen S.A.
Toyo Tanso Co. Ltd.
Ibiden Co., Ltd.
Phillips 66 Company
C-Chem Co., Ltd.
Mitsubishi
Nippon Steel Chemical Co.
Sumitomo Corporation
Koch Industries, Inc.
The Morgan Crucible Company PLC

Restricted Transferees means the companies listed and their subsidiaries and affiliates. Restricted Transferee names are based on information available and discrepancies in company names shall not be deemed to exclude such entities from applicable restrictions.

Annex 2
Fair Value